ITEM 14(a)3 - EXHIBIT 23

                      Consent of Independent Accountants


We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-30504) and in the Prospectuses constituting part of the Registration Statements on Form S-8, (Nos. 33-16256, 33-23396 and 33-63222), of Midlantic Corporation of our report, which contains an explanatory paragraph stating that Midlantic Corporation changed its methods of accounting for postretirement benefits other than pensions and income taxes in 1993, dated January 20, 1994, on our audits of the consolidated financial statements of Midlantic Corporation and Subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report appears on page 70 of the 1993 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K.




                                     COOPERS & LYBRAND

                                     Coopers & Lybrand


March 23, 1994
Parsippany, New Jersey